UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 22, 2009

                       PROVIDENT FINANCIAL SERVICES, INC.
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                           001-31566                42-1547151
-----------------------------    ---------------------          ----------
(State or Other Jurisdiction)    (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


830 Bergen Avenue, Jersey City, New Jersey                 07306-4599
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(Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  (201) 333-1000
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02    Departure of Directors or Certain Officers;  Election of Directors;
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Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.
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     (e) Employment  Agreement for  Christopher  Martin.  On September 23, 2009,
         ----------------------------------------------
Provident Financial Services, Inc. (the "Company"), entered into an employment agreement with Christopher Martin, effective September 1, 2009, to reflect his new position as President and Chief Executive Officer of the Company and its wholly-owned subsidiary, The Provident Bank (the "Bank"). The employment agreement supersedes Mr. Martin's prior employment agreement with the Company.

     The initial term of the employment agreement is 36 months. Commencing on August 31, 2012, and continuing each August 31 thereafter, the employment agreement will renew for an additional year such that the remaining term will be 12 full calendar months.

     The employment agreement provides for an annual base salary of $500,000 effective September 1, 2009. Mr. Martin's base salary will be reviewed annually, commencing in January 2011, and may be increased but not decreased. In addition to the base salary, the Company or the Bank will provide Mr. Martin, at no cost to him, with all such other benefits as are provided uniformly to permanent full-time employees of the Bank. Mr. Martin will be entitled to participate in any incentive compensation and bonus plans or arrangements of the Bank and the Company (collectively, the "Employers"). Employers will provide Mr. Martin with life, medical, dental and disability coverage available to senior executives and key management employees, and vacation and sick leave. Mr. Martin will be entitled to the use of an automobile and reimbursement of business expenses and club fees.

     The Bank may terminate Mr. Martin's employment for cause at any time. If the employment agreement is terminated for cause, Mr. Martin will be entitled only to compensation or benefits already vested as of the date of termination and not otherwise forfeited under the terms of the applicable plan or program. In the event of Mr. Martin's death, his beneficiary or estate will receive the compensation due to Mr. Martin through the last day of the calendar month in which his death occurred. In the event of termination of employment due to disability, Mr. Martin will be entitled to the disability benefits set forth in the employment agreement.

     If Mr. Martin voluntarily terminates his employment (other than for good reason), he will receive only his compensation and vested rights and benefits to the date of termination. In the event his employment is terminated by the board of directors for any reason other than for cause, or in the event Mr. Martin terminates his employment following an event constituting good reason, such as, among other things, failure to be reappointed as President and Chief Executive Officer, a material diminution in his duties, relocation of his place of employment by more than 25 miles (unless the change is closer to Mr. Martin's home), a material reduction in benefits and perquisites, including base salary, or a breach of the employment agreement by the Bank, Mr. Martin will be entitled to his earned but unpaid base salary through the date of termination, the annual bonus to which he is entitled under any cash-based annual bonus or performance compensation plan, any benefits due as a former employee under any Bank or Company's compensation and benefit plans, and a cash amount equal to his base salary and bonuses due for the longer of the remaining term of the employment agreement or 12 months following his date of termination. Payment of the severance will be made in a lump sum. In the event of termination without cause or for good reason, Mr. Martin will be entitled to continued life, medical, dental and disability coverage until the longer of the remaining term of the employment agreement or 12 months following his date of termination or, in the event the Company or the Bank determines it is not practicable to provide in-kind coverage, the Company or the Bank will pay directly to the insurance carrier the premium, or reimburse Mr. Martin for his direct out-of-pocket cost for comparable coverage.

     The employment agreement provides that for a period of one year following Mr. Martin's termination of employment, he will refrain from: (i) soliciting employees to leave employment with the Company or the Bank; (ii) soliciting customers to terminate their business relationship with the Bank; (iii) accepting employment with another business or becoming an employee of any entity that competes with the Company or the Bank in any county in which the Company or the Bank has an office or has filed an application for regulatory approval to establish an office; provided, however, that, effective September 1, 2011, the non-compete restrictions described in (iii) above will apply only for a six-month period following termination of his employment.

     In the event of a change in control of the Company or the Bank, Mr. Martin will be entitled to benefits under the change in control employment agreement described below.

     The employment agreement will be filed as an exhibit to the Registrant's Form 10-Q for the period ending September 30, 2009.

     Change in Control  Agreement for Christopher  Martin. On September 23, 2009
     ----------------------------------------------------
(the "Initial Effective Date"), the Company also entered into a change in control agreement with Christopher Martin.

     The term of the change in control agreement is 36 months. On April 1 of each calendar year that begins on or after the change in control agreement's Initial Effective Date, the agreement will renew for an additional year, such that the remaining term will be 36 months. In the event the Company or the Bank terminates Mr. Martin's employment following a change in control for other than cause, disability, retirement, or Mr. Martin's death, or in the event Mr. Martin terminates his employment following a change in control for good reason such as, among other things, a failure to be reappointed to his office, the assignment to Mr. Martin of any duties which are materially inconsistent with his position immediately prior to the change in control, relocation of his place of employment by more than 25 miles, a material reduction in his base salary or fringe benefits, or any purported termination of his employment for disability or retirement which is not effected pursuant to the provisions of the change in control agreement, Mr. Martin will be entitled to the following: his earned but unpaid base salary through the date of termination, the annual bonus to which he is entitled under any cash-based annual bonus or performance compensation plan in effect for the year in which the termination occurs, the benefits due to him as a former employee under the Bank's and the Company's compensation and benefits plans, a cash lump sum equal to three times his annual compensation, and coverage for a period of three years under all group insurance, life insurance, health and accident insurance and disability insurance and other insurance programs in which Mr. Martin was entitled to participate immediately prior to the date of termination.

     The change in control agreement will be filed as an exhibit to the Registrant's Form 10-Q for the period ending September 30, 2009.

     Consulting Services Agreement for Paul M. Pantozzi. On  September 22, 2009,
     --------------------------------------------------
the Bank entered into a consulting services agreement ("consulting agreement") with Paul M. Pantozzi. The term of the consulting agreement will commence January 1, 2010 and continue through February 10, 2013. During the consulting term, Mr. Pantozzi will provide such advisory services as are reasonably requested by the Bank's board of directors or its President and Chief Executive Officer, including advising the Bank on: (i) existing and new customer relationships; (ii) expansion strategies for existing and new market areas;
(iii) strategies for developing and implementing new banking products and services; and (iv) such other banking related services or advice as the Bank may reasonably request.

     The consulting agreement provides for an aggregate annual fee of $240,000, payable monthly in arrears by the Bank through December 31, 2012. In addition, Mr. Pantozzi will be eligible for the annual medical examination benefit available to the Bank's senior executives. Mr. Pantozzi will be responsible for his home office expenses, including postage, printing and cell phone expenses, but will be reimbursed for other reasonable expenses incurred in connection with rendering advisory services under the consulting agreement.

     The consulting agreement will terminate upon Mr. Pantozzi's death. In the event Mr. Pantozzi becomes disabled during the consulting term and is unable to provide the advisory services for a period of six months in any 12-month period, the Bank may suspend the compensation under the consulting agreement until Mr. Pantozzi is able to provide the advisory services, at which time payments would be reinstated for the remainder of the consulting term. The Bank may terminate the consulting agreement for cause, in which case Mr. Pantozzi would not receive any further payments under the consulting agreement. The consulting agreement will terminate in the event Mr. Pantozzi is re-elected to, and agrees to serve on, the Board of Directors of the Company and the Bank; in such event, there would be no further obligation to pay Mr. Pantozzi's fee other than payment for services rendered before such termination. In the event the Bank terminates the consulting agreement without cause, the remaining monthly fee due to Mr. Pantozzi for the remainder of the consulting term will be accelerated and paid in a lump sum within ten business days of such termination. Mr. Pantozzi may terminate the consulting agreement upon 30 days prior written notice. Upon such termination, Mr. Pantozzi will be entitled to a pro-rated fee for the period prior to such termination.

     The consulting agreement provides that for a period equal to the longer of six months following termination or expiration of the consulting agreement or one year following August 31, 2009 (the date of Mr. Pantozzi's retirement and resignation from positions with the Company and the Bank), Mr. Pantozzi will refrain from soliciting employees to leave employment with the Company or the Bank or accepting employment with any other business or from becoming an employee of a bank, provided that after January 1, 2011, this restriction will apply only with respect to a bank that has headquarters or a branch office within any county in which the Company or the Bank has business operations or has filed an application for regulatory approval to establish an office, or otherwise competes with the Company or the Bank.

     The consulting agreement will be filed as an exhibit to the Registrant's Form 10-Q for the period ending September 30, 2009.

     In addition, Mr. Pantozzi will receive the following: (i) a lump sum payment of $225,161 in September 2009 in lieu of base salary due for the remainder of the calendar year; (ii) the transfer to him of ownership of the automobile made available to him as a senior officer of the Bank; and (iii) a lump sum payment of $135,789 in lieu of the transfer of certain executive life insurance policies on his life.

Item 9.01.     Financial Statements and Exhibits
               ---------------------------------

               (a) Financial Statements of Businesses Acquired. Not applicable

               (b) Pro Forma Financial Information. Not applicable

               (c) Shell company transactions. Not applicable

               (d) Exhibits. None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      PROVIDENT FINANCIAL SERVICES, INC.



DATE:  September 25, 2009             By: /s/ John F. Kuntz
                                         ---------------------------------------
                                         John F. Kuntz
                                         General Counsel and Corporate Secretary